Exhibit 99.1

PRESS RELEASE

CONTACT:

Investors
Cynthia Frothingham
719-637-5844
cynthia.frothingham@vectrus.com

Media
George Rhynedance
719-637-4182
george.rhynedance@vectrus.com

Vectrus reports third quarter 2014 financial results

•	Vectrus successfully completed the spin-off from Exelis

•	Significant recent contract awards expected to add $1.4 billion to backlog in fourth quarter

•	Third quarter results are consistent with full year 2014 guidance

COLORADO SPRINGS, Colo., Nov. 10, 2014 — Vectrus, Inc. (NYSE:VEC) reported financial results for the third quarter of 2014.

Successful Completion of Spin-off
On Sept. 27, 2014, Vectrus completed its spin-off from Exelis Inc., and began operations as an independent, publicly traded company. Although Vectrus was a business unit under Exelis during the reported period, the following results reflect Vectrus as an independent company.

Significant Recent Awards
Vectrus was recently awarded three key contracts which will add approximately $1.4 billion of backlog to its enduring base business in the fourth quarter. The periods of performance of these contracts extend beyond 2020 and will help mitigate the revenue decline from Afghanistan contracts.

“We are very pleased with the award announcements by the U.S. Army Corps of Engineers and the U.S. Air Force,” said Ken Hunzeker, chief executive officer of Vectrus. “The awards broaden our customer base, expand our geographic footprint, and demonstrate our ability to win new large-scale programs in a competitive environment.”

Exhibit 99.1

Details of these programs include:

•
The U.S. Army Corps of Engineers Enterprise Information Management and Information Technology Support Services contract, with a total contract value of $517 million, runs over five years. This contract provides information management and information technology support services to more than 37,000 Army Corps of Engineer customers. Work will be performed in all 50 states plus Washington, D.C. and Puerto Rico. The ACE-IT contract award was protested by the incumbent contractor on Sept. 2, 2014. The protest is pending decision by the GAO, which is expected to occur within 100 days of the protest submission.

•
The U.S. Air Forces in Europe Turkey Spain Base Maintenance Contract II, with a total contract value of $458 million, runs through September 2021. Support services include the full spectrum of day-to-day base operations and maintenance. Work will be performed in multiple locations in Turkey, primarily Incirlik Air Base, as well as in Spain at Morón Air Base.

•
In October 2014, the U.S. Air Force Space Command awarded a Danish company owned by Vectrus the Thule Base Maintenance Contract with a total contract value of $411 million, running through September 2022. The primary location of performance is Thule Air Base, Greenland.

Third Quarter Results

•Revenue was $301 million; adjusted revenue1 was $288 million
•Operating income of $3 million; adjusted operating income1 of $9 million
•Free cash flow1 for the nine months ended Sept. 30, 2014, was $38 million
•Third-quarter 2014 book-to-bill2 of 2.4x; 1.3x year-to-date
•Confirming guidance for the full year 2014

Revenue of $301 million represents a decline of 13.8 percent compared to the third quarter of 2013. As a result of the anticipated decline of troop levels in Afghanistan, adjusted revenue1 of $288 million declined 15.8 percent compared to the third quarter of 2013.

“We are excited to begin operations as an independent company,” said Hunzeker. “Our lower operating results in the quarter were anticipated as the U.S. Government continues to wind down its operations in Afghanistan at a pace consistent with our expectations.”

“Our recent wins are expected to contribute approximately $200 million of annualized revenue, which will help mitigate the Afghanistan revenue declines,” said Hunzeker. “We expect to continue growing our base business with $10 billion of identified potential new opportunities in the pipeline, including $1 billion of proposals submitted and pending award.”

Exhibit 99.1

Operating income was $3 million, or one percent of sales in the third quarter compared to $29 million or 8.3 percent of sales in the third quarter of 2013. Adjusted operating income1 was $9 million or 3.1 percent of sales in the third quarter compared to $28 million or 8.2 percent of sales in the third quarter of 2013, reflecting the decline of troop levels in Afghanistan.

Year-to-date September 30, 2014, operating cash flow was $40 million, which is $40 million higher when compared to the same period in 2013. Year-to-date September 30, 2014, free cash flow1 was $38 million, compared to a use of one million dollars of free cash flow (1) in the prior year.

“Cash flow was exceptionally strong from large cash receipts in the third quarter,” said Matt Klein, chief financial officer at Vectrus. “While we are pleased with the performance in the quarter, we do not anticipate this favorability to continue in the fourth quarter. Nonetheless, it positions us well to achieve our full year targets and provides additional flexibility in funding our operating plan.”

At the end of the third quarter, the Company’s book-to-bill2 for the first nine months was 1.3x. The Company ended the quarter with total backlog of $2.2 billion, which excludes the impact from the three major program awards discussed above. For the remainder of 2014, 100 percent of expected revenue is currently in funded backlog.

2014 Guidance
The Company is confirming its guidance for the full year of 2014. “We expect our adjusted revenue3 to be in the range of $1.15 billion to $1.2 billion, at the higher end of the previously announced $1.1 billion to $1.2 billion range. We expect full year adjusted operating margin4 to be in a range of 4 to 4.5 percent,” said Klein.

2014 guidance details include:

Adjusted revenue[3]	$1.15B	to	$1.2B
Adjusted operating margin[4]	4.0%	to	5%
Free cash flow[5]	$23M	to	$26M
Adjusted EPS[6], fully diluted	$2.70	to	$2.90

The Company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 8 a.m. Eastern time on Tuesday, Nov. 11, 2014.

Exhibit 99.1

U.S.-based participants may dial in to the conference call at 888-455-2260, while international participants may dial 719-457-2727. Passcode for both is 6385868. For all other listeners, a live webcast of the briefing and conference call will be available via the Investor Relations section of the Vectrus website at http://investors.vectrus.com.

A replay of the briefing will be posted on the Vectrus website two hours after completion of the call and will remain available until Nov. 24, 2014.
###

Footnotes:
1 See “Key Performance Indicators and Non-GAAP Financial Measures.”
2 Book-to-bill is the amount of funded orders divided by adjusted revenue for the period.
3 Full year 2014 adjusted revenue excludes the impact of Tethered Aerostat Radar System (TARS) business historical revenue of
$31M.
4 Full year 2014 adjusted operating margin excludes the pretax impact of TARS business operating income of $2M and the impact of separation costs incurred to become a stand-alone public company of $13M.
5 Free cash flow is calculated as Generally Accepted Accounting Principles in the United States of America (GAAP) net cash provided by operating activities less capital expenditures.
6 Full-year 2014 adjusted EPS reflects the impact, net of tax, of: (i) TARS business operating income of $1M or $0.09 per share, and (ii) separation costs incurred to become a stand-alone public company of $8M or $0.75 per share. The total number of outstanding diluted shares is estimated to be 10.6M at Dec. 31, 2014.

About Vectrus

Vectrus is a leading, global government services company with a history in the services market that dates back more than 50 years. The company provides infrastructure asset management, information technology and network communication services, and logistics and supply chain management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 5,600 employees, working in the most challenging environments in the world, on four continents and in 18 countries. In 2013, Vectrus generated sales of $1.5 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Exhibit 99.1

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about the spin-off of Vectrus, Inc. (the "Company") from Exelis Inc. (The “Separation”), the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the Company, future strategic plans and other statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any guidance or discussion of future operating or financial performance. Whenever used, words such as "may", "will", "likely", "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", "target", and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. We assume no obligation to update our forward looking statements.

Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and anticipated results. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the spin-off, including whether the spin-off and related transactions will result in any tax liability, the operational and financial profile of the Company after giving effect to the spin-off, and the ability of the Company to operate as an independent entity; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; protests of new awards; our ability to submit and/or win all potential opportunities in our pipeline; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. Government's budget; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; misconduct of our employees, subcontractors, agents and business partners; our ability to control costs; our level of indebtedness; subcontractor performance; economic and capital markets conditions; ability to retain and recruit qualified personnel; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; and other factors described in Item 1A – “Risk Factors,” and elsewhere in our Registration Statement on Form 10 declared effective by the Securities and Exchange Commission on Sept. 8, 2014, and our other filings with the SEC.

Exhibit 99.1

VECTRUS, INC.
CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2014	2013	2014	2013
Revenue	$301	$349	$918	$1,185
Cost of revenue	274	301	826	1,014
Selling, general and administrative expenses	24	19	62	65
Operating income	3	29	30	106
Income tax expense	1	10	11	38
Net income	$2	$19	$19	$68

Exhibit 99.1

VECTRUS, INC.
CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

	September 30, 2014	December 31, 2013
(In millions)
Assets
Current assets
Cash	$42	$10
Receivables	188	228
Other current assets	18	17
Total current assets	248	255
Plant, property and equipment, net	9	9
Goodwill	222	222
Other non-current assets	6	3
Total non-current assets	237	234
Total Assets	$485	$489
Liabilities and Parent Company Equity
Current liabilities
Accounts payable	$99	$111
Billings in excess of costs	9	12
Compensation and other employee benefits	39	50
Deferred tax liability	22	24
Short-term debt	11	—
Other accrued liabilities	14	11
Total current liabilities	194	208
Long-term debt	129	—
Deferred tax liability	76	75
Other non-current liabilities	18	15
Total non-current liabilities	223	90
Total liabilities	417	298
Commitments and contingencies
Parent company equity
Parent company equity	69	192
Accumulated other comprehensive loss	(1)	(1)
Total parent company equity	68	191
Total Liabilities and Parent Company Equity	$485	$489

Exhibit 99.1

VECTRUS, INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
(In millions)	2014	2013
Operating activities
Net income	$19	$68
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	2	2
Changes in assets and liabilities:
Change in receivables	40	21
Change in other assets	—	(7)
Change in accounts payable	(12)	(37)
Change in billings in excess of costs	(3)	2
Change in deferred taxes	(1)	(14)
Compensation and other employee benefits	(11)	(31)
Change in other liabilities	6	(4)
Net cash provided by operating activities	40	—
Investing activities
Capital expenditures	(2)	(1)
Net cash used in investing activities	(2)	(1)
Financing activities
Transfer to Parent, net	(6)	(7)
Distribution to subsidiary of Exelis	(136)	—
Proceeds from issuance of long-term debt	140	—
Debt issuance costs	(4)	—
Net cash used in financing activities	(6)	(7)
Exchange rate effect on cash	—	1
Net change in cash	32	(7)
Cash-beginning of year	10	14
Cash-end of period	$42	$7

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures

The primary financial performance measures Vectrus uses to manage its business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted revenue, adjusted operating income, adjusted operating margin, and free cash flow, to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. Adjusted revenue, adjusted operating income, adjusted operating margin, and free cash flow, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, net income, or net cash provided by operating activities as determined in accordance with GAAP. Reconciliations of adjusted revenue, adjusted operating income, and fee cash flow are provided below.

“Adjusted revenue” is defined as revenue adjusted to exclude the TARS business revenue which has been retained by Exelis.

“Adjusted operating income” is defined as net income, adjusted to exclude income taxes, TARS business operating income, and separation costs incurred to become a public company.

“Adjusted operating margin” is defined as net income, adjusted to exclude income taxes, TARS business operating income, and separation costs incurred to become a public company, divided by adjusted revenue.

“Free cash flow” is defined as Generally Accepted Accounting Principles in the U.S. (GAAP) net cash provided by operating activities less capital expenditures.

	Three Months Ended		Nine Months Ended
$ millions	September 30,		September 30,
Adjusted Revenue (Non-GAAP Measure)	2014	2013	2014	2013
Revenue	$301	$349	$918	$1,185
TARS Revenue (1)	(13)	(7)	(31)	(26)
Adjusted Revenue	$288	$342	$887	$1,159
(1) Tethered Aerostat Radar System (TARS) business historical revenue, which has been retained by Exelis.

Exhibit 99.1

	Three Months Ended		Nine Months Ended
$ millions	September 30,		September 30,
Adjusted Operating Income (Non-GAAP Measures)	2014	2013	2014	2013
Net Income	$2	$19	$19	$68
Income Taxes	1	10	11	38
Operating Income	3	29	30	106
Operating Margin	1.0%	8.3%	3.3%	8.9%
TARS Operating Income (1) (pretax)	(1)	(1)	(2)	(3)
Separation Costs (2) (pretax)	7	—	13	—
Adjusted Operating Income	$9	$28	$41	$103
Adjusted Operating Margin	3.1%	8.2%	4.6%	8.9%
(1) Tethered Aerostat Radar System (TARS) business historical operating income, which has been retained by Exelis.
(2) Costs incurred to become a stand-alone public company.

	Nine Months Ended
$ millions	September 30,
Free Cash Flow (Non-GAAP Measure)	2014	2013
Net cash provided by operating activities	$40	$—
Subtract:
Capital Expenditures	(2)	(1)
Free Cash Flow	$38	$(1)

Source: Vectrus, Inc.